As Filed with the Securities and Exchange Commission on August 22, 2001
                                                   Registration No. 333-________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                -----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               ------------------

                                   HYSEQ, INC.
             (Exact name of Registrant as specified in its charter)

               NEVADA                                            36-3855489
  (State or other jurisdiction of                             (I.R.S. Employer
   incorporation or organization)                           Identification No.)

                               ------------------

                               670 ALMANOR AVENUE
                           SUNNYVALE, CALIFORNIA 94085
           (Address of Principal Executive Offices including Zip Code)

                                   HYSEQ, INC.
                             1995 STOCK OPTION PLAN

                            (Full title of the Plan)

                               ------------------

           DR. TED W. LOVE                                   Copy to:
              PRESIDENT                              ALAN C. MENDELSON, ESQ.
     AND CHIEF EXECUTIVE OFFICER                         LATHAM & WATKINS
             HYSEQ, INC.                              135 COMMONWEALTH DRIVE
          670 ALMANOR AVENUE                       MENLO PARK, CALIFORNIA 94025
     SUNNYVALE, CALIFORNIA 94085                          (650) 328-4600
            (408) 524-8100

              (Name and address, including zip code, and telephone
               number, including area code, of agent for service)


===============================================================================================================
                                             CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------
                               AMOUNT OF           PROPOSED MAXIMUM      PROPOSED MAXIMUM
 TITLE OF SECURITIES TO BE    SHARES TO BE          OFFERING PRICE      AGGREGATE OFFERING         AMOUNT OF
        REGISTERED            REGISTERED(1)          PER SHARE(2)            PRICE(3)          REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------
  Common Stock, $0.001 par
  value per share........     1,000,000                 $8.635               $8,635,000           $2,158.75
===============================================================================================================

(1) This registration statement shall also cover any additional shares of common stock which become issuable under the Hyseq, Inc. 1995 Stock Option Plan (the "Plan"), by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of the Company's Common Stock.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) for the 1,000,000 shares registered hereunder (the average ($8.635) of the high ($9.22) and low ($8.05) prices for the Company's Common Stock reported by the Nasdaq National Market on August 21,
     2001).

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of the Securities Act.

      Proposed sales to take place as soon after the effective date of the Registration Statement as options granted under the Plan are exercised.

================================================================================

                                  Total Pages 7
                         Exhibit Index Appears on Page i

                      REGISTRATION OF ADDITIONAL SECURITIES

        Hyseq, Inc. (the "Company") filed with the Securities and Exchange Commission the following Registration Statements on Form S-8 relating to shares of the Company's common stock, par value $0.001 per share (the "Common Stock"), to be offered and sold under the Plan, and the contents of such prior Registration Statements are incorporated by reference in this Registration
Statement: (1) Registration Statement on Form S-8 filed December 5, 1997 (File No. 333-41663); and (2) Registration Statement on Form S-8 filed May 20, 1998 (File No. 333-08978). The Registrant is hereby registering an additional 1,000,000 shares of Common Stock issuable under the Plan, none of which has been issued as of the date of this Registration Statement.

ITEM 8. EXHIBITS

        See Index to Exhibits on Page i.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on this 21st day of August, 2001.

                                      HYSEQ, INC.,
                                      a Nevada corporation


                                      By:     /s/ Ted W. Love
                                          --------------------------------------
                                           Dr. Ted W. Love
                                           President and Chief Executive Officer


                                POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Dr. Ted W. Love and Peter S. Garcia, and each or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead in any and all capacities, to sign any and all amendments (including post-effective amendments) and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                              Title                                           Date
---------                              -----                                           ----

       /s/ Ted W. Love                 President and Chief Executive Officer           August 21, 2001
-------------------------------
Dr. Ted W. Love


       /s/ Peter S. Garcia             Senior Vice President and Chief                 August 21, 2001
-------------------------------        Financial Officer (Principal Financial
Peter S. Garcia                        and Accounting Officer)


       /s/ George B. Rathmann          Chairman of the Board of Directors              August 21, 2001
-------------------------------
Dr. George B. Rathmann


       /s/ Robert D. Weist             Vice Chairman of the Board of Directors         August 21, 2001
-------------------------------
Robert D. Weist


       /s/ Raymond F. Baddour          Director                                        August 21, 2001
-------------------------------
Dr. Raymond F. Baddour


       /s/  Radoje Drmanac             Director                                        August 21, 2001
-------------------------------
Dr. Radoje Drmanac


       /s/ Thomas N. McCarter          Director                                        August 21, 2001
-------------------------------
Thomas N. McCarter


       /s/  Dr. Ernst Schweizer        Director                                        August 22, 2001
-------------------------------
Dr. Ernst Schweizer

                                INDEX TO EXHIBITS


 5.1    Opinion of Kummer Kaempfer Bonner & Renshaw.

23.1 Consent of Kummer Kaempfer Bonner & Renshaw (included in Exhibit 5.1 hereto).

23.2    Consent of KPMG LLP, Independent Auditors.

23.3    Consent of Ernst & Young, Independent Auditors.

24.1    Powers of Attorney (included on page S-1 of this Registration
        Statement).

                                       i